Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Malvern Bancorp, Inc.
Paoli, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Malvern Bancorp, Inc. (the “Company”) of our report dated December 20, 2011, relating to the consolidated financial statements of Malvern Federal Bancorp, Inc. and subsidiaries which appear in the Company’s Registration Statement on Form S-1 (File No. 333-181798) filed with the Securities and Exchange Commission on May 31, 2012, as amended.

/s/ParenteBeard LLC

ParenteBeard LLC
October 16, 2012
Philadelphia, Pennsylvania